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                                  EXHIBIT 2.2.2

                         AMENDMENT TO PURCHASE AGREEMENT

          This AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made this 29th day of March, 1996, by and between CSX REALTY DEVELOPMENT CORPORATION, THE THREE RIVERS RAILWAY COMPANY, THE ATLANTIC LAND AND IMPROVEMENT COMPANY, WINSTON-SALEM SOUTHBOUND RAILWAY COMPANY, GAINESVILLE MIDLAND RAILROAD COMPANY, AND RICHMOND, FREDERICKSBURG AND POTOMAC RAILWAY COMPANY (collectively, "Seller"), and RAILCOM, LTD. ("RailCom").

                              EXPLANATORY STATEMENT

          By this Amendment, Seller and RailCom wish to amend the Purchase Agreement dated January 23, 1996, between Seller and RailCom (the "Purchase Agreement"), to provide for an extension of the date of closing under such Purchase Agreement and the payment of an additional deposit. All capitalized terms used in this Amendment shall have the meanings ascribed to them by the Purchase Agreement, except to the extent otherwise defined by this Amendment.

          NOW, THEREFORE, in consideration of the foregoing Explanatory Statement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed as follows:

          1. Closing Date. Section 1.1 of the Purchase Agreement is hereby amended by replacing "March 31, 1996" with "May 31, 1996."

          2. Deposit. Upon the execution and delivery of this Amendment by Seller and RailCom, RailCom shall deliver to Seller the sum of One Hundred Thousand Dollars ($100,000), as an additional Deposit pursuant to Section 3.11 of the Purchase Agreement. Hence, for all purposes of the Purchase Agreement, as hereby amended, the term "Deposit" shall mean the amount of $150,000. Such $150,000 Deposit shall be non-refundable, unless Seller breaches the Purchase Agreement by failing to close in accordance with the terms thereof, and shall be applied against the Purchase Price and otherwise be subject to the same terms and conditions as the original $50,000 Deposit under the Purchase Agreement (without regard to this Amendment).

          3. Ratification of Purchase Agreement. Except as expressly amended by this Amendment, the Purchase Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                            CSX REALTY DEVELOPMENT
                                            CORPORATION


                                            By:        /S/ Stephen D. Beck
                                                --------------------------------
                                            Its:       President
                                                --------------------------------

                                            THE THREE RIVERS RAILWAY COMPANY


                                            By:        Gerald L. Nichols
                                                --------------------------------
                                            Its:       President
                                                --------------------------------

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                                            THE ATLANTIC LAND AND IMPROVEMENT
                                            COMPANY

                                            By:          Gerald L. Nichols
                                                --------------------------------
                                            Its:         President
                                                --------------------------------


                                            WINSTON-SALEM SOUTHBOUND RAILWAY
                                            COMPANY


                                            By:          Gerald L. Nichols
                                                --------------------------------
                                            Its:         President
                                                --------------------------------

                                            GAINESVILLE MIDLAND RAILROAD
                                            COMPANY

                                            By:          Gerald L. Nichols
                                                --------------------------------
                                            Its:         President
                                                --------------------------------

                                            RICHMOND, FREDERICKSBURG AND
                                            POTOMAC RAILWAY COMPANY

                                            By:          Gerald L. Nichols
                                                --------------------------------
                                            Its:         President
                                                --------------------------------
                                            RAILCOM, LTD.

                                            By:          Wilds L. Pierce
                                                --------------------------------
                                            Its:         President
                                                --------------------------------

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